Exhibit 99.1

Axovant Announces Second Fiscal Quarter Financial Results and Corporate Updates

BASEL, Switzerland, Nov. 2, 2017 - Axovant Sciences (NASDAQ: AXON) today announced financial results for its second fiscal quarter and first half ended September 30, 2017, and provided an update on its clinical programs.

Key Highlights

•	Strong balance sheet with $235.4 million of cash as of September 30, 2017 supports Company's current clinical development plans and business development activities.

Intepirdine

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The Company is reevaluating endpoints for the Phase 2b HEADWAY trial evaluating 35mg and 70mg doses of intepirdine in patients with dementia with Lewy bodies (DLB), and plans to have a discussion with the U.S. Food and Drug Administration (FDA) to help determine the most feasible and expeditious pathway to potential registration for this indication which has received Fast Track designation. Given this planned FDA interaction, top-line data are expected to be reported in January 2018.

•
Top-line data from the Phase 2 study of the effects of intepirdine on gait and balance in subjects with Alzheimer’s disease, DLB and Parkinson’s disease dementia (PDD) are expected to be reported in January 2018.

•
The Company has decided to keep the open-label extension (OLE) study of MINDSET open while it evaluates the feasibility of studying higher doses of intepirdine in the OLE study population, an analysis that may be influenced by any potential signals seen at the 70 mg intepirdine dose in the HEADWAY study.

Nelotanserin

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Top-line data from the Phase 2 study evaluating nelotanserin for treatment of subjects with Lewy Body Dementia (LBD) who experience frequent visual hallucinations are expected to be reported in January 2018.

•	Top-line data from the Phase 2 study evaluating nelotanserin for treatment of REM Behavior Disorder in subjects with LBD are expected in the second quarter of 2018.

Second-Quarter Financial Summary
For the second fiscal quarter ended September 30, 2017, research and development expenses were $38.6 million, of which $5.9 million was attributable to non-cash, share-based compensation expense. General and administrative expenses for the second quarter were $30.1 million, of which $9.4 million was attributable to non-cash, share-based compensation expense. Net loss for the quarter ended September 30, 2017 was $69.1 million, or $0.64 per share.

First-Half Financial Summary
For the first fiscal half ended September 30, 2017, research and development expenses were $82.3 million, of which $12.2 million was attributable to non-cash, share-based compensation expense. General and administrative expenses for the first half ended September 30, 2017 were $51.6 million, of which $18.8 million was attributable to non-cash, share-based compensation expense. Net loss for the six months ended September 30, 2017 was $138.4 million, or $1.29 per share.

Axovant held cash of $235.4 million at September 30, 2017. Net cash used in operating activities was $109.6 million for the six months ended September 30, 2017.

About Axovant Sciences
Axovant is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative medicines to broadly address multiple forms of dementia and related neurological disorders. Axovant is developing a pipeline of product candidates that focuses on the cognitive, functional and behavioral aspects of debilitating conditions such as Alzheimer’s disease, Lewy body dementia and other neurological disorders. For more information, visit www.axovant.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Axovant’s expectations about timing of the results for the Phase 2b HEADWAY-DLB study of intepirdine in patients with DLB, the Phase 2 gait and balance study in patients with Alzheimer’s disease, DLB and PDD, the Phase 2 study of nelotanserin in patients with LBD suffering from visual hallucinations, the Phase 2 study of nelotanserin in patients with LBD suffering from RBD, the proof of concept and related studies of RVT-104 in patients with Alzheimer's disease and DLB; evaluation of the feasibility of studying higher doses of intepirdine in the OLE study population, including the potential influence on such evaluation by the results of the HEADWAY study; and other elements of its clinical development and regulatory strategy. Forward-looking statements can be identified by the words “believe,” “anticipate,” “continue,” “estimate,” “project,” “expect,” “plan,” “potential,” “intends,” “will,” “would,” “could,” “should” or the negative or plural of these words or other similar expressions that are predictions or indicate future events, trends or prospects. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of our product development activities and clinical trials; the approval and commercialization of our product candidates intepirdine, nelotanserin and RVT-104; and increased regulatory requirements. These statements are subject to the risk that clinical trial data are subject to differing interpretations, and regulatory agencies, medical and scientific experts and others may not share Axovant’s views of the clinical study data. There can be no assurance that the clinical programs for intepirdine, nelotanserin or RVT-104 will be successful in demonstrating safety and/or efficacy, that we will not encounter problems or delays in clinical development, or that any of our product candidates will ever receive regulatory approval or be successfully commercialized. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Axovant’s business in general, see the “Risk Factors” section of our quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission on or about November 2, 2017, and other filings that Axovant makes with the SEC from time to time. These forward-looking statements are based on information available to Axovant as of the date of this press release and speak only as of the date of this release. Axovant disclaims any obligation to update these forward-looking statements, except as may be required by law.

AXOVANT SCIENCES LTD.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Operating expenses:
Research and development expenses
(includes share-based compensation expense of $5,916 and $4,473 for the three months ended September 30, 2017 and 2016 and $12,172 and $9,437 for the six months ended September 30, 2017 and 2016, respectively)	$38,555	$32,074	$82,267	$57,350
General and administrative expenses
(includes share-based compensation expense of $9,424 and $3,464 for the three months ended September 30, 2017 and 2016 and $18,768 and $10,061 for the six months ended September 30, 2017 and 2016, respectively)	30,112	9,449	51,630	22,080
Total operating expenses	68,667	41,523	133,897	79,430

Interest expense	1,878	—	3,752	—
Other expense (income)	131	—	(226)	—

Loss before provision for income taxes	(70,676)	(41,523)	(137,423)	(79,430)

Income tax (benefit) expense	(1,590)	729	929	877

Net loss	$(69,086)	$(42,252)	$(138,352)	$(80,307)

Net loss per common share — basic and diluted	$(0.64)	$(0.43)	$(1.29)	$(0.81)
Weighted average common shares outstanding — basic and diluted	107,593,609	99,160,445	107,000,519	99,155,251

AXOVANT SCIENCES LTD.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2017	March 31, 2017
Assets
Current assets:
Cash	$235,373	$212,573
Prepaid expenses and other current assets	4,587	6,457
Income tax receivable	2,813	658
Total current assets	242,773	219,688
Property and equipment, net	3,367	142
Deferred tax assets	—	2,709
Total assets	$246,140	$222,539

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,860	$8,551
Due to Roivant Sciences Ltd. and Roivant Sciences, Inc.	4,242	2,919
Accrued expenses	33,794	34,796
Total current liabilities	40,896	46,266

Long term debt	52,068	51,436

Total liabilities	92,964	97,702
Total shareholders’ equity	153,176	124,837
Total liabilities and shareholders’ equity	$246,140	$222,539

Contact:

Investors & Media
Samina Bari
Vice President, Corporate Affairs
investors@axovant.com or media@axovant.com

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